EXHIBIT 99.a.1.a

Series of the Trust

UBS Global Securities Relationship Fund

UBS Global Aggregate Bond Relationship Fund

UBS U.S. Large Cap Equity Relationship Fund

UBS Large-Cap Select Equity Relationship Fund

UBS U.S. Intermediate Cap Equity Relationship Fund

UBS U.S. Large-Cap Value Equity Relationship Fund

UBS Small-Cap Equity Relationship Fund

UBS International Equity Relationship Fund

UBS Emerging Markets Equity Relationship Fund

UBS U.S. Core Plus Relationship Fund

UBS U.S. Bond Relationship Fund

UBS U.S. Securitized Mortgage Relationship Fund

UBS Short Duration Relationship Fund

UBS Enhanced Yield Relationship Fund

UBS Short-Term Relationship Fund

UBS U.S. Treasury Inflation Protected Securities Relationship Fund

UBS U.S. Cash Management Prime Relationship Fund

UBS High Yield Relationship Fund

UBS Emerging Markets Debt Relationship Fund

UBS Opportunistic High Yield Relationship Fund

UBS Opportunistic Emerging Markets Debt Relationship Fund

UBS Corporate Bond Relationship Fund

UBS All Country World Ex US Equity Relationship Fund

UBS Absolute Return Investment Grade Bond Relationship Fund (formerly, UBS

Absolute Return Bond Relationship Fund)

UBS Emerging Markets Equity Completion Relationship Fund

UBS U.S. Small-Mid Cap Core Equity Relationship Fund

UBS U.S. Small-Mid Cap Growth Equity Relationship Fund

UBS U.S. Equity Alpha Relationship Fund

UBS Global Equity Relationship Fund

UBS U.S. Smaller Cap Equity Completion Relationship Fund

UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund

UBS U.S. Large Cap Growth Equity Relationship Fund

UBS U.S. Large Cap Select Growth Equity Relationship Fund

UBS Absolute Return Bond Relationship Fund

UBS Global (ex-US) Bond Relationship Fund

UBS U.S. Equity Alpha Value Relationship Fund

UBS Opportunistic Loan Relationship Fund

December 6, 2007

A-1